Exhibit 99.1

GULF ISLAND

REPORTS FOURTH QUARTER AND FULL-YEAR 2022 RESULTS

THE WOODLANDS, TX - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) (“Gulf Island” or the “Company”), a leading steel fabricator and service provider to the industrial and energy sectors, today announced results for the fourth quarter and full-year 2022.

FOURTH QUARTER 2022 SUMMARY (as compared to the fourth quarter 2021)

•
Revenue of $38.1 million, 47.8% increase y/y
•
Consolidated income from continuing operations and EBITDA of $0.5 million and $1.7 million, respectively, each including a loss of $3.6 million for the Shipyard Division and net gains of $3.0 million from insurance recoveries
•
Services Division operating income and EBITDA of $2.2 million and $2.6 million, respectively
•
Fabrication Division operating income and EBITDA of $4.1 million and $5.0 million, respectively, each including net gains of $3.0 million from insurance recoveries
•
Cash and short-term investment balance of $44.7 million at December 31, 2022

Consolidated revenue for the fourth quarter 2022 was $38.1 million, compared to $25.8 million for the fourth quarter 2021. Consolidated income from continuing operations for the fourth quarter 2022 was $0.5 million, compared to a loss of $6.2 million for the fourth quarter 2021. Consolidated EBITDA from continuing operations was $1.7 million for the fourth quarter 2022, versus a loss of $5.1 million for the prior year period. Consolidated income and EBITDA from continuing operations for the fourth quarter 2022 each included a loss of $3.6 million for the Shipyard Division and net gains of $3.0 million from insurance recoveries associated with damage previously caused by Hurricane Ida. Consolidated loss and EBITDA from continuing operations for the fourth quarter 2021 each included a loss of $1.6 million for the Shipyard Division, charges of $3.2 million associated with damage caused by Hurricane Ida and acquisition costs of $0.5 million related to the DSS Acquisition (discussed further below). See “Non-GAAP Measures” below for the Company’s definition of EBITDA and reconciliations of the relevant EBITDA amount to the most comparable GAAP measure.

MANAGEMENT COMMENTARY

“The solid business momentum we experienced throughout 2022 continued into year end, as reflected by our strong fourth quarter results driven by ongoing strength in our Services Division and small-scale fabrication business, as well as the commencement of our large fabrication project,” said Richard Heo, Gulf Island’s President and Chief Executive Officer. “Our total revenue grew by almost 50% during the fourth quarter, and our Services and Fabrication Divisions generated strong year-over-year EBITDA growth, excluding the impacts of Hurricane Ida. While we began initial work on our large fabrication project during the fourth quarter, in February we received direction from our customer to suspend project activities. We are disappointed by this development; however, we are hopeful this is just a delay and we are doing what is necessary to minimize the near-term impact of the suspension on our business.”

“While we are proud of the strong operating results to close out the year, we are even more excited by the continued strength in our end markets and how we are strategically positioned to take advantage of these favorable trends,” continued Heo. “Bidding activity in our core Gulf Coast region remains robust, which should drive continued strength in our Services Division and small-scale fabrication business, with availability of labor being the biggest constraint on growth. In addition, we continue to see strong activity for large fabrication projects driven by markets such as LNG and the ongoing energy transition. While we are hopeful that work on our large fabrication project will resume, we remain encouraged by the activity in the large fabrication market and continue to pursue new project opportunities to add to our Fabrication Division backlog.”

“We delivered solid margin performance despite the partial under-utilization of our Fabrication facilities, as we generated double-digit EBITDA margins in both our Services and Fabrication Divisions during the fourth quarter,” stated Westley Stockton, Gulf Island’s Chief Financial Officer. “We anticipate continued growth for our Services Division and our small-scale fabrication business during 2023 and remain optimistic about the long-term outlook for our Fabrication Division.”

“We made important progress on our strategic initiatives during 2022, as we successfully executed on our plan to position Gulf Island to pursue profitable growth by expanding our services business, focusing on legacy offshore markets while also pursing new growth markets, and maintaining our bidding discipline,” noted Heo. “I am very proud of everything our team has accomplished, but the hard work is far from done, and we remain focused on continuing to execute against our strategic plan and driving value for all our stakeholders,” concluded Heo.

STRATEGIC UPDATE

Gulf Island continues to execute on the second phase of its strategic transformation, which is focused on generating stable, profitable growth based on pursuing new growth end markets, growing and diversifying its services business, further strengthening project execution, and expanding its skilled labor workforce, while continuing to pursue opportunities in its traditional offshore markets. Below is an update on the progress made on each of these initiatives during the fourth quarter:

Pursue traditional offshore markets – Gulf Island continues to fabricate structures associated with its traditional offshore markets, including subsea and offshore structures. Bidding activity in the Gulf of Mexico remains robust as evidenced by continued new awards momentum during the fourth quarter and early 2023.

Pursue new growth end markets – Gulf Island has a strong foundation to pursue new growth opportunities in its core Gulf Coast region based on attractive bidding activity in the LNG and petrochemical markets combined with more limited industry fabrication capacity. In addition, activity related to the energy transition in the U.S. continues to accelerate, providing a meaningful opportunity for Gulf Island over the longer-term.

Grow and diversify services business – Gulf Island continues to expand its Services business with fourth quarter revenues nearly level with the third quarter despite the normal fourth quarter seasonal headwinds. Gulf Island continues to pursue strategic partnerships and other opportunities to further expand and diversify its services business. In the fourth quarter, the Company commenced its first project for its new services business line, Spark Safety, which provides welding enclosures that create a safe environment for hot work to be carried out without the need to shut down operations.

Further strengthen project execution and maintain bidding discipline – Project execution remained strong in the fourth quarter with projects performing consistent with as-sold estimates. Gulf Island is dedicated to taking a disciplined approach when bidding on additional large fabrication project opportunities especially given the challenges with availability of skilled labor.

Expand skilled workforce – Gulf Island made significant progress expanding its skilled labor force through the DSS Acquisition and the Company has successfully maintained its headcount levels despite the competitive industry-wide labor environment. Additionally, Gulf Island is focused on training and developing its workforce, and in 2022, the Company was awarded the Texas Workforce Commission Skills Development grant. These funds provide an opportunity to deliver additional on-demand technical training to help develop the next generation of skilled craft professionals in pipe fitting, welding, scaffold building, painting/blasting, equipment operation and rigging in the rapidly growing energy industry.

SEGMENT RESULTS FOR FOURTH QUARTER 2022

Services Segment – Revenue for the fourth quarter 2022 was $21.6 million, an increase of $8.1 million compared to the fourth quarter 2021. The increase was primarily due to incremental revenue associated with the DSS Acquisition and higher offshore services activity.

New project awards were $21.3 million for the fourth quarter 2022, representing a 51.3% year-over-year increase, and backlog totaled $1.3 million at December 31, 2022. The new award growth was driven by the DSS Acquisition and higher offshore services work. See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating income was $2.2 million for the fourth quarter 2022, compared to operating income of $1.0 million for the fourth quarter 2021. EBITDA for the fourth quarter was $2.6 million (or 11.9% of revenue), versus $1.2 million (or 9.2% of revenue) for the prior year period. Operating results for the fourth quarter 2022 benefited from strong trends in the division’s legacy offshore services business, a more favorable project margin mix and the DSS Acquisition. Operating results for the fourth quarter 2021 included charges of $0.1 million associated with damage caused by Hurricane Ida and acquisition costs of $0.5 million related to the DSS Acquisition. See “Non-GAAP Measures” below for the Company’s definition of EBITDA and a reconciliation of the Services Division operating income to EBITDA.

Fabrication Segment – Revenue for the fourth quarter 2022 was $16.4 million, an increase of $6.2 million compared to the fourth quarter 2021. The increase was primarily due to higher small-scale fabrication activity and progress on the division’s large fabrication project for offshore structures, offset partially by the completion of several large fabrication projects that were in progress in the prior period.

New project awards were $17.3 million for the fourth quarter 2022, representing a 124.4% year-over-year increase, and backlog totaled $110.3 million at December 31, 2022. The new award growth was driven by higher small-scale fabrication work. In February 2023, the Company received direction from its customer to suspend all activities on the division’s large fabrication project. No duration of the suspension or potential timing of recommencement of the project was provided. See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating income was $4.1 million for the fourth quarter 2022, compared to an operating loss of $3.8 million for the fourth quarter 2021. EBITDA for the fourth quarter 2022 was $5.0 million, versus a loss of $3.0 million for the prior year period. Operating results for the fourth quarter 2022 included net gains of $3.0 million from insurance recoveries associated with damage previously caused by Hurricane Ida. Operating results for the fourth quarter 2021 included charges of $3.1 million associated with damage caused by Hurricane Ida and project improvements of $1.2 million. While both periods were impacted by low revenue volume and the associated partial under-recovery of overhead costs due to the under-utilization of facilities and resources, the improved profitability in 2022 was the result of higher revenue and a more favorable project margin mix. See “Non-GAAP Measures” below for the Company’s definition of EBITDA and a reconciliation of the Fabrication Division operating income and loss to EBITDA.

Shipyard Segment – Revenue for the fourth quarter 2022 was $0.4 million, a decrease of $2.0 million compared to the fourth quarter 2021. Revenue for both quarters related entirely to the division’s seventy-vehicle ferry and two forty-vehicle ferry projects.

Operating loss was $3.6 million for the fourth quarter 2022, compared to an operating loss of $1.6 million for the fourth quarter 2021. Operating results for the fourth quarter 2022 included charges of $2.0 million on the division’s seventy-vehicle ferry project and remaining forty-vehicle ferry project, and vessel holding costs and legal and advisory fees of $1.7 million associated with the Company’s MPSV dispute. Operating results for the fourth quarter 2021 included charges of $0.7 million on the division’s seventy-vehicle ferry project, vessel holding costs and legal and advisory fees of $0.4 million associated with the Company’s MPSV dispute, and charges of $0.2 million associated with damage caused by Hurricane Ida.

Corporate Segment – Operating loss was $2.3 million for the fourth quarter 2022, compared to an operating loss of $1.7 million for the fourth quarter 2021. The increase was primarily due to higher incentive plan costs and costs associated with initiatives to diversify and enhance the Company's business.

Discontinued Operations – In April 2021, the Company sold its Shipyard Division operating assets and long-term construction contracts (“Shipyard Transaction”). Discontinued operations include the results associated with the operations included in the Shipyard Transaction and certain previously closed Shipyard Division facilities. There were no results from discontinued operations for the fourth quarter 2022.

Segment Descriptions – The Company’s divisions represent its reportable segments which are “Services”, “Fabrication”, “Shipyard” and “Corporate”. The Services Segment includes offshore and onshore services work performed at customer facilities, including offshore platforms, and includes the results of the services and industrial staffing businesses of Dynamic Industries, Inc. acquired in December 2021 (“DSS Acquisition”). The Fabrication Segment includes all fabrication work performed on-site at the Company’s facilities, including pull-through fabrication work for the Services Segment. The Shipyard Segment includes two ferries under construction that are anticipated to be completed by the second quarter 2023 and holding costs and legal fees associated with the Company’s contract dispute for two multi-purpose supply vessels (“MPSV”). The Corporate Segment includes costs that are not directly related to the Company’s operating segments, including the costs of being a publicly traded company.

BALANCE SHEET AND LIQUIDITY

The Company’s cash and short-term investments balance at December 31, 2022 was $44.7 million, including $1.6 million of restricted cash associated with outstanding letters of credit. At December 31, 2022, the Company had no bank debt.

FOURTH QUARTER 2022 CONFERENCE CALL

Gulf Island will hold a conference call on Tuesday, March 28, 2023 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the call by dialing 1.877.704.4453 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

ABOUT GULF ISLAND

Gulf Island is a leading fabricator of complex steel structures and modules and provider of specialty services, including project management, hookup, commissioning, repair, maintenance, scaffolding, coatings, welding enclosures, civil construction and staffing services to the industrial and energy sectors. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; and EPC companies. The Company is headquartered in The Woodlands, Texas and its primary operating facilities are located in Houma, Louisiana.

NON-GAAP MEASURES

This Release includes certain non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), new project awards and backlog. The Company believes EBITDA is a useful supplemental measure as it reflects the Company's operating results excluding the non-cash impacts of depreciation and amortization. Reconciliations of the relevant EBITDA amount to the most comparable GAAP measure are presented under “Consolidated Results of Operations” and “Results of Operations by Segment” below.

The Company believes new project awards and backlog are useful supplemental measures as they represent work that the Company is obligated to perform under its current contracts. New project awards represent the expected revenue value of contract commitments received during a given period, including scope growth on existing contract commitments. Backlog represents the unrecognized revenue value of new project awards, and at December 31, 2022, was consistent with the value of remaining performance obligations for contracts as determined under GAAP.

Non-GAAP measures are not intended to be replacements or alternatives to GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. The Company may present or calculate non-GAAP measures differently from other companies.

CAUTIONARY STATEMENTS

This Release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to timing of delivery of vessels related to the Active Retained Shipyard Contracts and subsequent wind down of the Company’s Shipyard Division operations; expected exposure in the event of an adverse outcome in the MPSV Litigation; diversification and entry into new end markets; improvement of risk profile; industry outlook; oil and gas prices; timing of investment decisions and new project awards; cash flows and cash balance; capital expenditures; liquidity; and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include: supply chain disruptions (including global shipping and logistics challenges), inflationary pressures, economic slowdowns and recessions, natural disasters, public health crises (such as COVID-19), labor costs and geopolitical conflicts (such as the conflict in Ukraine), and the related volatility in oil and gas prices and other factors impacting the global economy; the cyclical nature of the oil and gas industry; outcome of the MPSV Litigation and the Company’s ability to resolve any other material legal proceedings; competition; reliance on significant customers; competitive pricing and cost overruns on its projects; performance of subcontractors and dependence on suppliers; timing and its ability to secure and commence execution of new project awards, including fabrication projects for refining, petrochemical, LNG, industrial and sustainable energy end markets, and the resumption of the Company’s suspended large fabrication project; the Company’s ability to maintain and further improve project execution; nature of its contract terms and customer adherence to such terms; suspension or termination of projects; changes in contract estimates; customer or subcontractor disputes; operating dangers, weather events and limits on insurance coverage; the operability and adequacy of its major equipment; the final assessment of damage at the Company's Houma Facilities and the related recovery of any insurance proceeds; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to generate sufficient cash flow; its ability to obtain letters of credit or surety bonds and ability to meet any indemnification obligations thereunder; consolidation of its customers; financial ability and credit worthiness of its customers; adjustments to previously reported profits or losses under the percentage-of-completion method; its ability to employ a skilled workforce; loss of key personnel; utilization of facilities or closure or consolidation of facilities; failure of its safety assurance program; barriers to entry into new lines of business; weather impacts to operations; any future asset impairments; changes in trade policies of the U.S. and other countries; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors and regulators; and other factors described under “Risk Factors” in Part I, Item 1A of the Company’s 2021 Annual Report and as may be further updated by subsequent filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company or that arise in the future could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.

COMPANY INFORMATION

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100

Consolidated Results of Operations(1) (in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
New project awards(2)	$37,945	$139,162	$21,549	$240,247	$66,488

Revenue	$38,139	$39,593	$25,812	$142,320	$93,452
Cost of revenue	35,716	35,373	25,259	134,425	91,788
Gross profit(3)	2,423	4,220	553	7,895	1,664
General and administrative expense(4)	5,249	4,510	2,762	18,214	11,848
Other (income) expense, net(5)	(3,206)	(944)	3,949	(6,904)	3,300
Operating income (loss)	380	654	(6,158)	(3,415)	(13,484)
Gain on extinguishment of debt(6)	-	-	-	-	9,061
Interest (expense) income, net	190	(46)	(50)	86	(397)
Income (loss) before income taxes	570	608	(6,208)	(3,329)	(4,820)
Income tax (expense) benefit	(21)	(10)	18	(23)	24
Income (loss) from continuing operations	549	598	(6,190)	(3,352)	(4,796)
Loss from discontinued operations, net of taxes(7)	-	-	-	-	(17,372)
Net income (loss)	$549	$598	$(6,190)	$(3,352)	$(22,168)
Per share data:
Basic and diluted income (loss) from continuing operations	$0.04	$0.04	$(0.40)	$(0.21)	$(0.31)
Basic and diluted loss from discontinued operations	-	-	-	-	(1.12)
Basic and diluted income (loss) per common share	$0.04	$0.04	$(0.40)	$(0.21)	$(1.43)

Consolidated EBITDA(2) (in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Income (loss) from continuing operations	$549	$598	$(6,190)	$(3,352)	$(4,796)
Less: Income tax (expense) benefit	(21)	(10)	18	(23)	24
Less: Interest (expense) income, net	190	(46)	(50)	86	(397)
Less: Gain on extinguishment of debt	-	-	-	-	9,061
Operating income (loss)	380	654	(6,158)	(3,415)	(13,484)
Add: Depreciation and amortization	1,334	1,240	1,104	5,098	4,320
EBITDA	$1,714	$1,894	$(5,054)	$1,683	$(9,164)

_________________

(1)
See “Results of Operations by Segment” below for results by segment.
(2)
New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(3)
Gross profit (loss) for the Fabrication Division for the three and twelve months ended December 31, 2021, includes project improvements of $1.2 million and $3.3 million, respectively. Gross loss for the Shipyard Division for the three months ended December 31, 2022 and 2021, and twelve months ended December 31, 2022 and 2021, includes project charges of $2.0 million, $0.7 million, $2.0 million and $3.8 million, respectively, and for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, and twelve months ended December 31, 2022 and 2021, includes vessel holding costs of $0.2 million, $0.2 million, $0.2 million, $0.8 million and $0.8 million, respectively, associated with the Company’s MPSV dispute.
(4)
General and administrative expense for the Shipyard Division for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, and twelve months ended December 31, 2022 and 2021, includes legal and advisory fees of $1.5 million, $1.2 million, $0.2 million, $4.5 million and $0.9 million, respectively, associated with the Company’s MPSV dispute.
(5)
Other (income) expense for the Services Division for both the three and twelve months ended December 31, 2021, includes charges of $0.1 million associated with damage caused by Hurricane Ida and acquisition costs of $0.5 million related to the DSS Acquisition. Other (income) expense for the Fabrication Division for the three months ended December 31, 2022 and September 30, 2022, and twelve months ended December 31, 2022, includes net gains of $3.0 million, $1.3 million and $7.5 million, respectively, from insurance recoveries associated with damage previously caused by Hurricane Ida, and for both the three and twelve months ended December 31, 2021, includes charges of $3.1 million associated with damage caused by Hurricane Ida. Other (income) expense for the Shipyard Division for the twelve months ended December 31, 2022, and three and twelve months ended December 31, 2021, includes charges of $0.2 million, $0.2 million and $0.6 million, respectively, associated with damage caused by Hurricane Ida. Other (income) expense for the Corporate Division for both the three months ended September 30, 2022, and twelve months ended December 31, 2022, includes a non-cash impairment charge of $0.5 million associated with the division's corporate office lease asset.
(6)
Gain on extinguishment of debt relates to the Small Business Administration’s forgiveness of $8.9 million of the Company’s Paycheck Protection Program loan, plus accrued interest.
(7)
Discontinued operations include results associated with the operations included in the Shipyard Transaction and associated with certain previously closed Shipyard Division facilities. Discontinued operations for the twelve months ended December 31, 2021, includes impairment charges and transaction costs of $25.3 million related to the Shipyard Transaction and project improvements of $8.4 million.

Results of Operations by Segment (in thousands)

	Three Months Ended			Twelve Months Ended
Services Division	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
New project awards(1)	$21,274	$22,110	$14,060	$85,846	$38,230

Revenue	$21,609	$22,569	$13,469	$87,022	$40,558
Cost of revenue	18,677	19,406	11,401	75,795	34,866
Gross profit	2,932	3,163	2,068	11,227	5,692
General and administrative expense	717	791	454	2,997	1,379
Other (income) expense, net(2)	3	(18)	581	106	815
Operating income	$2,212	$2,390	$1,033	$8,124	$3,498

EBITDA(1)
Operating income	$2,212	$2,390	$1,033	$8,124	$3,498
Add: Depreciation and amortization	368	382	205	1,496	641
EBITDA	$2,580	$2,772	$1,238	$9,620	$4,139

	Three Months Ended			Twelve Months Ended
Fabrication Division	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
New project awards(1)	$17,291	$116,926	$7,704	$154,239	$29,581

Revenue	$16,414	$15,429	$10,241	$48,299	$41,339
Cost of revenue	14,624	14,103	10,629	48,573	40,842
Gross profit (loss)(3)	1,790	1,326	(388)	(274)	497
General and administrative expense	607	507	390	2,306	1,843
Other (income) expense, net(4)	(2,904)	(1,301)	3,059	(7,454)	1,891
Operating income (loss)	$4,087	$2,120	$(3,837)	$4,874	$(3,237)

EBITDA(1)
Operating income (loss)	$4,087	$2,120	$(3,837)	$4,874	$(3,237)
Add: Depreciation and amortization	907	807	822	3,343	3,360
EBITDA	$4,994	$2,927	$(3,015)	$8,217	$123

	Three Months Ended			Twelve Months Ended
Shipyard Division	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
New project awards(1)	$(379)	$380	$-	$834	$-

Revenue	$357	$1,849	$2,317	$7,671	$12,878
Cost of revenue	2,656	2,118	3,385	10,729	17,120
Gross loss(5)	(2,299)	(269)	(1,068)	(3,058)	(4,242)
General and administrative expense(6)	1,530	1,193	243	4,469	934
Other (income) expense, net(7)	(240)	(69)	308	27	593
Operating loss	$(3,589)	$(1,393)	$(1,619)	$(7,554)	$(5,769)

EBITDA(1)
Operating loss	$(3,589)	$(1,393)	$(1,619)	$(7,554)	$(5,769)
Add: Depreciation and amortization	-	-	-	-	-
EBITDA	$(3,589)	$(1,393)	$(1,619)	$(7,554)	$(5,769)

	Three Months Ended			Twelve Months Ended
Corporate Division	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
New project awards(1)	$(241)	$(254)	$(215)	$(672)	$(1,323)

Revenue (eliminations)	$(241)	$(254)	$(215)	$(672)	$(1,323)
Cost of revenue	(241)	(254)	(156)	(672)	(1,040)
Gross loss	-	-	(59)	-	(283)
General and administrative expense	2,395	2,019	1,675	8,442	7,692
Other (income) expense, net(8)	(65)	444	1	417	1
Operating loss	$(2,330)	$(2,463)	$(1,735)	$(8,859)	$(7,976)

EBITDA(1)
Operating loss	$(2,330)	$(2,463)	$(1,735)	$(8,859)	$(7,976)
Add: Depreciation and amortization	59	51	77	259	319
EBITDA	$(2,271)	$(2,412)	$(1,658)	$(8,600)	$(7,657)

_________________

(1)
New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(2)
Other (income) expense for the Services Division for both the three and twelve months ended December 31, 2021, includes charges of $0.1 million associated with damage caused by Hurricane Ida and acquisition costs of $0.5 million related to the DSS Acquisition.
(3)
Gross profit (loss) for the Fabrication Division for the three and twelve months ended December 31, 2021, includes project improvements of $1.2 million and $3.3 million, respectively.
(4)
Other (income) expense for the Fabrication Division for the three months ended December 31, 2022 and September 30, 2022, and twelve months ended December 31, 2022, includes net gains of $3.0 million, $1.3 million and $7.5 million, respectively, from insurance recoveries associated with damage previously caused by Hurricane Ida, and for both the three and twelve months ended December 31, 2021, includes charges of $3.1 million associated with damage caused by Hurricane Ida.
(5)
Gross loss for the Shipyard Division for the three months ended December 31, 2022 and 2021, and twelve months ended December 31, 2022 and 2021, includes project charges of $2.0 million, $0.7 million, $2.0 million and $3.8 million, respectively, and for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, and twelve months ended December 31, 2022 and 2021, includes vessel holding costs of $0.2 million, $0.2 million, $0.2 million, $0.8 million and $0.8 million, respectively, associated with the Company’s MPSV dispute.
(6)
General and administrative expense for the Shipyard Division for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, and twelve months ended December 31, 2022 and 2021, includes legal and advisory fees of $1.5 million, $1.2 million, $0.2 million, $4.5 million and $0.9 million, respectively, associated with the Company’s MPSV dispute.

(7)
Other (income) expense for the Shipyard Division for the twelve months ended December 31, 2022, and three and twelve months ended December 31, 2021, includes charges of $0.2 million, $0.2 million and $0.6 million, respectively, associated with damage caused by Hurricane Ida.
(8)
Other (income) expense for the Corporate Division for both the three months ended September 30, 2022, and twelve months ended December 31, 2022, includes a non-cash impairment charge of $0.5 million associated with the division's corporate office lease asset.

Consolidated Balance Sheets (in thousands)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$33,221	$52,886
Restricted cash, current	1,603	1,297
Short-term investments	9,905	—
Contract receivables and retainage, net	29,427	15,986
Contract assets	4,839	4,759
Prepaid expenses and other assets	6,475	6,971
Inventory	1,599	1,779
Total current assets	87,069	83,678
Restricted cash, noncurrent	—	406
Property, plant and equipment, net	31,154	34,666
Goodwill	2,217	2,217
Other intangibles, net	842	984
Other noncurrent assets	13,584	13,322
Total assets	$134,866	$135,273
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,310	$9,280
Contract liabilities	8,196	6,648
Accrued expenses and other liabilities	14,283	14,026
Total current liabilities	30,789	29,954
Other noncurrent liabilities	1,453	1,411
Total liabilities	32,242	31,365
Shareholders’ equity:
Preferred stock, no par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 30,000 shares authorized, 15,973 issued and outstanding at December 31, 2022 and 15,622 at December 31, 2021	11,591	11,384
Additional paid-in capital	107,372	105,511
Accumulated deficit	(16,339)	(12,987)
Total shareholders’ equity	102,624	103,908
Total liabilities and shareholders’ equity	$134,866	$135,273

Consolidated Cash Flows(1) (in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022(1)	2021	2022	2021(1)
Cash flows from operating activities:
Net income (loss)	$549	$598	$(6,190)	$(3,352)	$(22,168)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,334	1,240	1,104	5,098	5,386
Asset impairments	—	484	—	484	22,750
Loss on Shipyard Transaction	—	—	—	—	2,581
(Gain) loss on sale or disposal of fixed assets, net	98	(37)	(27)	19	33
Gain on extinguishment of debt	—	—	—	—	(9,061)
Gain on insurance recoveries	—	(1,200)	—	(1,200)	—
Stock-based compensation expense	838	404	528	2,302	1,708
Changes in operating assets and liabilities:
Contract receivables and retainage, net	3,585	(6,196)	(7,757)	(13,441)	(593)
Contract assets	2,968	(2,622)	(2,513)	(80)	(6,949)
Prepaid expenses, inventory and other current assets	1,021	1,633	2,366	2,224	1,895
Accounts payable	(3,899)	286	1,770	(1,088)	(11,491)
Contract liabilities	3,903	984	(540)	1,548	(6,882)
Accrued expenses and other current liabilities	(273)	(216)	(2,161)	(561)	(1,257)
Noncurrent assets and liabilities, net	(222)	(308)	(166)	(876)	(766)
Net cash provided by (used in) operating activities	9,902	(4,950)	(13,586)	(8,923)	(24,814)
Cash flows from investing activities:
Capital expenditures	(2,054)	(558)	(403)	(3,086)	(1,483)
Proceeds from Shipyard Transaction, net of transaction costs	—	—	1,315	886	32,992
DSS Acquisition	—	—	(7,573)	—	(7,573)
Proceeds from sale of property and equipment	—	1,972	27	2,035	4,466
Recoveries from insurance claims	—	1,200	1,000	1,200	1,000

Purchases of short-term investments	(96)	(9,809)	—	(9,905)	—
Maturities of short-term investments	—	—	—	—	8,000
Net cash provided by (used in) investing activities	(2,150)	(7,195)	(5,634)	(8,870)	37,402
Cash flows from financing activities:
Repayment of borrowings	—	—	—	—	(1,050)
Payments on Insurance Finance Arrangement	(775)	(715)	—	(1,738)	—
Tax payments for vested stock withholdings	(113)	—	—	(234)	(108)
Net cash used in financing activities	(888)	(715)	—	(1,972)	(1,158)
Net increase (decrease) in cash, cash equivalents and restricted cash	6,864	(12,860)	(19,220)	(19,765)	11,430
Cash, cash equivalents and restricted cash, beginning of period	27,960	40,820	73,809	54,589	43,159
Cash, cash equivalents and restricted cash, end of period	$34,824	$27,960	$54,589	$34,824	$54,589

_________________

(1)
Cash flow activity for discontinued operations is not presented separately for any period in the Consolidated Statement of Cash Flows.